Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Completes Acquisition of Gray Hawk Systems, Inc.

FAIRFAX, Virginia, June 1, 2005 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other federal government customers, today announced that it has completed its acquisition of Gray Hawk Systems, Inc., after the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. As previously announced on May 4, the purchase price was approximately $100 million.

Gray Hawk Systems is a profitable, fast-growing, diversified, high-technology company providing a broad range of intelligence related services to the homeland security, law enforcement, Intelligence Community and the Department of Defense markets. Headquartered in Alexandria, VA and founded in 1995, Gray Hawk Systems had 2004 revenues of approximately $70 million and estimated 2005 revenues of approximately $90 million. More than 90 percent of the company’s 500 employees are cleared, with 70 percent at higher level clearances. About 75 percent of their customers are in homeland security related businesses and the remaining quarter in the Department of Defense and Intelligence Community.

Robert A. Coleman, President and COO, ManTech International Corporation said, “The Gray Hawk Systems acquisition solidifies our position as a leading player in the high-end Intelligence market. It greatly expands our presence in homeland security related missions and meshes very well with our high-end offerings for the Intelligence Community and Department of Defense. Gray Hawk Systems capabilities round-out ManTech’s skills in the end-to-end, Intelligence information processing cycle, and gives ManTech access to new markets in national defense agencies, which we believe will become increasingly important as the Intelligence Reform Act of 2004 continues to unfold.”

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshals Service deploy a common, office automation system. With 2004 annual revenues of $842 million and approximately 6,000 highly qualified employees, the company operates in the United States and 40 countries worldwide. In 2004, ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies and ranked by VARBusiness magazine as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on 2005 revenues and EPS, the opportunity for substantial future tax benefits, and ManTech’s ability to successfully integrate the operations of Gray Hawk Systems, Inc.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; uncertainties specifically related to discontinued operations; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; failure to experience favorable results from acquisition synergies; risks of contract termination, either for default or for the convenience of the U.S. government; and material changes in laws or regulations applicable to the company’s businesses. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.